Exhibit 3.2

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (this “Agreement”) is dated as of November 20, 2016 (the “Closing Date”), by and between MEDIVIE USA INC. (the “Company”), a Nevada corporation, and THUNDER CROWD CAPITAL, LLC (the “Lender”), a Delaware limited liability company.

WITNESSETH

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Lender, and the Lender shall purchase from the Company, a Unit (the “Unit”) consisting of: (a) a Secured Promissory Note (the “Note”) with a face value of $375,000 and (b) 80,000 shares (the “Shares”) of the Company’s common stock; and

WHEREAS, the purchase price (the “Purchase Price”) for the Unit is $250,000.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Lender hereby agree as follows:

1.	CERTAIN DEFINITIONS. Certain terms used herein are defined below:

(a) "Anti-Corruption Laws” all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and any other laws of another jurisdiction which may apply.

(b) "Anti-Money Laundering Laws" all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting requirements.

(c) "Applicable Laws" all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, international, as amended from time to time, including without limitation all applicable laws of the United States, or any other laws of another jurisdiction which may apply, including all Applicable Laws that relate to anti-money laundering, terrorist financing, financial record keeping and reporting, sanctions, anti-bribery, anti-corruption, books and records and internal controls.

(d) "Sanctions Laws" all applicable economic, financial or other sanctions laws or embargos administered or enforced by a competent governmental authority, including without limitation: (i) the United Nations Security Council; (ii) the European Union; (iii) the governmental institutions and agencies of the United States, including the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC"); and

(e) “Transaction Documents” this Agreement, the Note, a Security Agreement of even date herewith, an Escrow Direction Letter, Closing Statement and any other item executed or delivered in connection herewith or therewith.

2.	PURCHASE AND SALE OF UNIT; USE OF PROCEEDS.

(a)          Purchase of Unit. The Lender shall purchase from the Company, and the Company shall sell to the Lender, the Unit for the Purchase Price.

(b)          Use of Proceeds. The Company shall use the proceeds received from the sale of the Unit exclusively as follows: $50,000 shall be disbursed to the Company’s affiliates as reimbursement for actual third party expenses incurred by the Company in connection with its Regulation A+ offering and $200,000 shall be disbursed to third party vendors engaged in the Company’s Regulation A+ offering in which the Company is seeking to raise a total of $10.0 million in equity financing. The Lender shall deposit the Purchase Price with the distribution agent (the “Distribution Agent”) to be disbursed for the Company’s marketing expenses.

3.	UNITS.

(a)          Note.

(i)          On the date hereof, the Company shall deliver the Note to the Lender. The Note shall have a face value of $375,000, and be payable in full on or before May 17, 2017 (the “Maturity Date”), subject to certain mandatory prepayment terms and the earlier repayment upon a default. Thereafter, the outstanding balance on the Note shall bear interest at a rate of 24% per annum until the outstanding balance is collected in full.

(ii)         The Company has established an escrow account (the “Escrow Account”) for receipt of the proceeds related to the sale of shares under an ongoing Regulation A+ offering (the “Offering”). The Escrow Account is maintained by ________________ (the “Escrow Agent”), and the Company represents, warrants and covenants to the Lender that all proceeds from the sale of the shares shall, for as long as there is an unpaid balance on the Note, be deposited in the Escrow Account. The Company covenants with the Lender that the only shares to be sold in the Regulation A+ offering, after the date hereof and continuing for as long as there is an unpaid balance on the Note, shall be shares to be sold directly by the Company or the Lender as opposed to units to be sold by any shareholder of the Company and Medivie U.K.

(iii)        On the date hereof, the Company shall deliver to the Escrow Agent a payment direction letter, irrevocably instructing the Escrow Agent to disburse to the Lender, on a weekly basis, all proceeds received in the Escrow Account after the date hereof until the Lender has received payments totaling $250,000, and thereafter one-third (33.33%) of all funds received in the Escrow Account (the balance may be disbursed at the Company’s discretion) until the Lender is in receipt of an additional $125,000 (for an aggregate of $375,000); provided that the entire balance of $375,000 is paid to the Lender on or before May 17, 2017 even if the disbursements to the Lender from the Escrow Account were insufficient to repay the face value of the Note. All such payments received by the Lender from the Escrow Account shall be applied against the outstanding balance of the Note, as determined by the Lender.

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(b)          Shares. On the date hereof, the Company shall issue and deliver the Shares to the Lender. One half of the Shares (i.e., 40,000 shares) held by the Lender shall be re-sold through a Form 1-A pursuant to a the Regulation A+ Offering prior to the sale of any shares of Medivie U.K. as a selling shareholders and the Company as an issuer identified in the Prospectus. After the Company has sold a total of $625,000 of its shares in the Regulation A+ Offering (of which $375,000 would be paid to the Lender), then 5% of the shares sold thereafter in the Regulation A+ Offering shall be the Lender’s Shares until the Lender has sold one-half of its Shares.

4.     COMPANY’S REPRESENTATIONS AND WARRANTIES. Except as stated in the Company’s Offering Statement on Form 1-A, as amended, and filed with the SEC August 3, 2016 (as amended at the time of its qualification by the SEC), the Company hereby represents and warrants to the Lender that the following are true and correct as of the Closing Date:

(a)          Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of Nevada and has all requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company taken as a whole.

(b)          Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and any other Transaction Document, and to issue the Note and Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and any other Transaction Document by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of the Company and no further consent or authorization is required by the Company or its Board of Directors or its stockholders, (iii) this Agreement, the Note and the other Transaction Documents have been duly executed and delivered by the Company, (iv) this Agreement, the Note and other Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. Upon issuance, the Shares shall be duly issued, fully paid and non-assessable.

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(c)          No Conflict. The execution, delivery and performance of this Agreement, the Note and other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including Regulation A+) applicable to the Company or by which any material property or asset of the Company is bound or affected and which would cause a Material Adverse Effect. The Company is not in violation of any term of or in default under its Articles of Incorporation, bylaws or organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company. The business of the Company is not being conducted in violation of any material law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof except as such consent, authorization or order has been obtained prior to the date hereof. The Company is unaware of any fact or circumstance which might give rise to any of the foregoing.

(d)          Company’s Prospectus; Securities Matters; Offering. In connection with the Offering, the Company has filed with the SEC the Prospectus and all reports, schedules, forms, statements and other documents (the “SEC Documents”) required to be filed by it with the SEC to comply with the Securities Act of 1933, as amended, including, without limitation, the rules and regulations applicable to the Offering. The SEC Documents were true and correct in all material respects when filed with the SEC and as of the date hereof, and none of the SEC Documents contained or contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Lender which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. The Company acknowledges and agrees that it is solely responsible for the accuracy and completeness of the Prospectus and other materials submitted to the SEC and all other materials and information (including, without limitation, all marketing materials) to be used in the Offering. The Company has selected and accepts full responsibility for each person or entity being used or to be used in connection with the Offering, and acknowledges and agrees that the Lender has not required the Company to use any such person or entity. The Company acknowledges and agrees that the repayment of the Note is not contingent of the success of the Offering, and that the face value of the Note is due on or before the Maturity Date even if the amounts to be received in the Escrow Account are insufficient to repay the face value of the Note.

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(e)          No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, debenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under the Transaction Documents or any of the exhibits or attachments hereto will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, or any statute, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or their respective properties, in each case which default, lien or charge is likely to cause a Material Adverse Effect.

(f)          Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company or the Company’s Common Stock.

(g)          Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other material business entity.

(h)          Tax Status. Except as disclosed in the SEC Documents, the Company has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company have set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(i)          Certain Transactions. Except as set forth in the SEC Documents none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

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(j)          Foreign Corrupt Practices. The Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has not: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended. The Company, to its knowledge, any director, officer, agent, employee or affiliate of the Company is not currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(k)          Office of Foreign Assets Control. The Company, to its knowledge, any director, officer, agent, employee or affiliate of the Company is not a person or entity (“Person”) that is, or is owned 50% or more or controlled by one or more Persons that are:

(1) on the list of Specially Designated Nationals and Blocked Persons maintained by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC SDN List”);

(2) the subject of any economic sanctions administered or enforced by OFAC or the U.S. State Department, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(3) has a place of business in, or is operating, organized, resident or doing business in, a country or territory that is, or whose government is, the subject of OFAC’s sanctions programs (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria) (“Sanctions Programs”).

(l)          The Company has complied with and is now in full compliance with all Applicable Laws, including without limitation all applicable Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions Laws.

(m)          The Company covenants and agrees that neither it, nor any other person acting on its behalf, will provide the Lender or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Lender shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that the Lender shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

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5.	LENDER’S REPRESENTATIONS AND WARRANTIES.

Lender hereby represents and warrants to the Company that the following are true and correct as of the date hereof, and as of the Closing Date:

(a)          Organization and Authorization. The Lender is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to purchase and hold the Note. The decision to invest and the execution and delivery of this Agreement by such Lender, the performance by such Lender of its obligations hereunder and the consummation by such Lender of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Lender. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Lender. This Agreement has been duly executed and delivered by the Lender and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Lender, enforceable against the Lender in accordance with its terms.

(b)          Evaluation of Risks. The Lender has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction.

(c)          Investment Purpose. The Unit is being purchased by the Lender for its own account, and for investment purposes.

(d)          Accredited Lender. The Lender is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act of 1933 (the “Securities Act”).

(e)          Not an Affiliate. The Lender is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 of the Securities Act).

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6.     Certain Covenants and Agreements. The Company hereby covenants to, and agrees with, the Lender that commencing on the date hereof and continuing for as long as there is any outstanding balance on the Note:

(i)          The Company is, and shall continue to, diligently and expediently address the SEC’s comments with respect to the Prospectus and other SEC Documents. The Company shall promptly commence the Regulation A+ Offering upon its qualification by the SEC, and shall continue such Offering so long as any obligations remain owing to the Lender. Once qualified by the SEC, the Offering shall be continuing and remain qualified as originally declared by the SEC, and such Offering shall not be or be deemed to be non-qualified or the Offering halted, terminated or suspended by the Company or any other person or entity (including governmental authorities) and no determination regarding the non-qualification, halting, terminating or suspension of the Offering shall be pending or threatened.

(ii)         The Company’s Offering shall comply with all aspects of Regulation A+, and the Company shall file any amendments to the Prospectus and any periodic reports required under Regulation A+ or other laws applicable to the Company.

(iii)        The Company shall not suspend of terminate the Offering.

(iv)        The Company shall use the proceeds received hereunder in accordance with Section 2(b) hereof.

(v)         All shares offered and sold under the Offering shall be by the Company (as opposed to any shareholder) and all proceeds therefrom shall be deposited in the Escrow Account, and disbursed by the Escrow Agent in accordance with the Escrow Direction Letter. The Company shall not terminate or replace the Escrow Agent without the prior written consent of the Lender. The Company shall not cause, directly or indirectly, the proceeds of the Escrow Account to be used in any manner inconsistent with the terms of the Escrow Direction Letter, and the Company shall not provide the Escrow Agent any instructions inconsistent with the Escrow Direction Letter.

(vi)        Any default by the Company under this Agreement shall constitute an event of default under the Note and each other Transaction Document. Any default or event of default under the Note or each other Transaction Document shall constitute a default under this Agreement.

7.     Closing Deliverables. The obligation of the Lender hereunder to purchase the Note is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Lender’s sole benefit and may be waived by the Lender at any time in its sole discretion:

(a)          The Company shall have delivered to the Lender each of the following: this Agreement, the Note, the Security Agreement, the Shares, the Escrow Direction Letter, the Closing Statement and such other items as may be required by the Lender.

(b)          There shall not have been any condition, circumstance, or situation that has resulted in or would reasonably be expected to result in a “Material Adverse Effect,” where “Material Adverse Effect” shall mean any condition, circumstance, or situation that may result in, or reasonably be expected to result in (1) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (2) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, taken as a whole, or (3) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement, the Note, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder (collectively, the “Transaction Documents”).

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(c)          The Company has received all necessary authorizations required to issue and sell the Unit (and each of the Note and Shares thereunder) to the Lender.

8.     INDEMNIFICATION. The Company will indemnify and hold the Lender and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls the Lender, and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, the Note, or any other Transaction Document or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by herein (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under this Agreement or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or any other Transaction Document. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

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9.     GOVERNING LAW. All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of any federal or state court located within the State of New York.

10.    NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that the electronic mail transmission is not returned in error or the sender is not otherwise notified of any error in transmission); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Medivie USA Inc.
11319 Maple Street
Los Alamitos, California 90720
	Attn:	Joshua Rurka, President
	Telephone:	(919) 405-1539
	E-Mail:	josh@medivie.com

With a copy to:	JSBarkats, PLLC
18 East 41st Street, 14th Floor
New York, New York 10017
	Attention:	Sunny J. Barkats
Telephone: (646) 502-7001 E-Mail: info@jsbarkats.com

If to the Holder, to:	Thunder Crowd Capital, LLC
411 Hackensack Ave.
Hackensack, New Jersey 07601
	Attention:	James Sonageri, Esquire
E-Mail: jls@sonageri-fallon.com

With a copy to:	Troy J. Rillo
19183 SE Jupiter River Drive
Jupiter, Florida 33458
	Telephone:	(908) 906-5127
	Email:	t.rillo@me.com

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or at such other address and/or electronic mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, or (ii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, or receipt from a nationally recognized overnight delivery service in accordance with clause (i), or (iii) above, respectively.

11.   MISCELLANEOUS.

(a)          Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

(b)          This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender. The Lender may assign any or all of its rights under this Agreement to any person to whom such Lender assigns or transfers the Note, or a portion thereof, provided that such transferee agrees in writing to be bound, with respect to the Note, by the provisions of the this Agreement that apply to the Lender.

(c)          Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Lender in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Lender with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Lender to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Lender’s election.

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(d)          Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements among the Lender, the Company with respect to the matters discussed herein, and this Agreement, and the instruments referenced herein, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Company or the Lender makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(e)          Attorneys’ Fees. Upon any default by the Company under this Agreement, the Note or any other Transaction Documents, then the Company shall reimburse the Lender promptly for all out-of-pocket fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Lender in any action in connection herewith or therewith, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Lender’s rights, remedies and obligations, (ii) collecting any sums which become due to the Lender in accordance with the terms of this Note, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Lender.

[signature page follows]

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IN WITNESS WHEREOF, each of the Lender and the Company has caused their respective signature page to this Note Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

MEDIVIE USA INC.

By:
Name:
Title:

LENDER:

THUNDER CROWD CAPITAL, LLC

By:
Name:
Title:

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SECURED PROMISSORY NOTE

November 20, 2016

New York, New York	Face Value U.S. $375,000

FOR VALUE RECEIVED, each of the undersigned, MEDIVIE USA INC., a Nevada corporation (the “Company”), hereby promises to pay to THUNDER CROWD CAPITAL, LLC (the “Lender”) at 411 Hackensack Ave., Hackensack, New Jersey 07601 or other address as the Lender shall specify in writing, the principal sum of Three Hundred Seventy Five Thousand Dollars ($375,000), subject to and in accordance with the terms set forth herein.

This Note is being issued pursuant to that certain Unit Purchase Agreement (the “UPA”) of even date herewith among the Company and the Lender. This Note is secured by a first priority security interest granted by the Company in favor of the Lender pursuant to that certain Security Agreement (the “Security Agreement”) of even date herewith.

1)	Repayment Terms. This Note shall be payable in accordance with Section 3(a) of the UPA.

2)	Waiver and Consent. To the fullest extent permitted by law and except as otherwise provided herein, the Company hereby waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Note.

3)	Costs, Indemnities and Expenses. Upon any default by the Company under this Note, the UPA, the Security Agreement, or any other Transaction Document, then the Company shall reimburse the Lender promptly for all out-of-pocket fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Lender in any action in connection herewith or therewith, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Lender’s rights, remedies and obligations, (ii) collecting any sums which become due to the Lender in accordance with the terms of this Note, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Lender.

4)	Event of Default. An “Event of Default” shall be deemed to have occurred upon the occurrence of any of the following:

a.	The Company fails to make payments required under this Note (as set forth in Section 3(a) of the UPA) when such amounts are due or are declared due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

b.	The breach of, or any failure of the Company to observe or perform, any of the terms, covenants or provisions of this Note, the UPA, the Security Agreement, or any other Transaction Document (including, without limitation, those covenants and agreements set forth in Section 6 of the UPA);

c.	Any warranty or representation now or hereafter made by the Company to Lender in this Note, the UPA, the Security Agreement, or any other Transaction Document or any schedule, certificate, written statement, report, financial data, written notice or writing furnished at any time by the Company to Lender is untrue or incorrect in any material respect when made;

d.	A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed (a) against the Company and an adjudication or appointment is made or order for relief is entered, or such proceeding remains undismissed for a period in excess of 30 days, or (b) by the Company; the Company makes an assignment for the benefit of creditors; the Company voluntarily or involuntarily dissolves or is dissolved, or terminates or is terminated; the Company takes any action to authorize any of the foregoing; the Company becomes insolvent or fails generally to pay its debts as they become due;

e.	The Company is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business affairs;

f.	The occurrence of: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, prospects or financial condition of the Company; (b) a material impairment of the ability of the Company to perform in any material respect its obligations under this Note or any other Transaction Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Note or any other Transaction Document;

g.	Lender shall cease to have a first priority perfected security interest in and lien on any of the Collateral (as defined in the Security Agreement);

h.	The Company shall, or attempt or purport to, revoke any of its obligations under this Note, the UPA, the Security Agreement, or any other Transaction Document or the Company shall challenge or contest, in any action, suit or proceeding, the validity or enforceability of any of this Note or any other Transaction Document or the perfection or priority of any lien granted to Lender;

i.	Any obligation of the Company for the payment of borrowed money in excess of $50,000 is not paid when due or within any applicable grace period, or such obligation becomes or is declared to be due and payable before the expressed maturity of the obligation, or there shall have occurred an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable; or

j.	One or more final judgments against the Company, or attachments against the Company’s property, not fully and unconditionally covered by insurance shall be rendered by a court of record and shall remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of thirty (30) days.

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5)	Remedies. Upon an Event of Default (as defined above), all amounts due under this Note shall be immediately due and payable without any action on the part of the Lender, interest shall accrue on the unpaid principal balance at 24% per year or the highest rate permitted by applicable law, if lower, and the Lender shall be entitled to seek and institute any and all remedies available to it.

6)	Maximum Interest Rate. In no event shall any agreed to or actual interest charged, reserved or taken by the Lender as consideration for this Note exceed the limits imposed by New York law. In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Lender in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon the Lender’s receipt thereof, with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Lender had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

7)	Cancellation of Note. Upon the repayment by the Company of all of its obligations hereunder to the Lender, including, without limitation, the principal amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full. Except as otherwise required by law or by the provisions of this Note, payments received by the Lender hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note.

8)	Severability. If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

9)	Amendment and Waiver. This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

10)	Successors. Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

11)	Assignment. This Note shall not be directly or indirectly assignable or delegable by the Company. The Lender may assign this Note.

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12)	No Strict Construction. The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

13)	Further Assurances. Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

14)	Notices, Consents, etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that the electronic mail transmission is not returned in error or the sender is not otherwise notified of any error in transmission); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Medivie USA Inc.
11319 Maple Street
Los Alamitos, California 90720
Attn: Joshua Rurka, President
Telephone: (919) 405-1539
E-Mail: josh@medivie.com

With a copy to:	JSBarkats, PLLC
18 East 41st Street, 14th Floor
New York, New York 10017
Attention: Sunny J. Barkats
Telephone: (646) 502-7001
E-Mail: info@jsbarkats.com

If to the Lender, to:	Thunder Crowd Capital, LLC
411 Hackensack Ave.
Hackensack, New Jersey 07601
Attention: James Sonageri, Esquire
Telephone: (201) 646-1000
E-Mail: jls@sonageri-fallon.com

With a copy to:	Troy J. Rillo
19183 SE Jupiter River Drive
Jupiter, Florida 33458
Telephone: (908) 906-5127
Email: t.rillo@me.com

or at such other address and/or electronic mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, or (ii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, or receipt from a nationally recognized overnight delivery service in accordance with clause (i), or (iii) above, respectively.

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15)	Remedies, Other Obligations, Breaches and Injunctive Relief. The Lender’s remedies provided in this Note shall be cumulative and in addition to all other remedies available to the Lender under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Lender contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Lender’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. No remedy conferred under this Note upon the Lender is intended to be exclusive of any other remedy available to the Lender, pursuant to the terms of this Note or otherwise. No single or partial exercise by the Lender of any right, power or remedy hereunder shall preclude any other or further exercise thereof. The failure of the Lender to exercise any right or remedy under this Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof. Every right and remedy of the Lender under any document executed in connection with this transaction may be exercised from time to time and as often as may be deemed expedient by the Lender. Each of the Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender and that the remedy at law for any such breach may be inadequate. Each of the Company therefore agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

16)	Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in New York, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17)	No Inconsistent Agreements. None of the parties hereto will hereafter enter into any agreement, which is inconsistent with the rights granted to the parties in this Note.

18)	Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

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19)	Waiver of Jury Trial. AS A MATERIAL INDUCEMENT TO THE LENDER, EACH OF THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND WILLINGLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

20)	Entire Agreement. This Note (including any recitals hereto) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

[Signature page to follow]

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IN WITNESS WHEREOF, this Secured Promissory Note is executed by the undersigned as of the date hereof.

MEDIVIE USA INC.

By:
Name:
Title:

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GLOBAL SECURITY AGREEMENT

THIS GLOBAL SECURITY AGREEMENT (the “Agreement”) is entered into as of November 20, 2016, by and among MEDIVIE USA INC. (the “Grantor”), a Nevada corporation in favor of THUNDER CROWD CAPITAL, LLC (the “Secured Party”).

WHEREAS, this Agreement is given in connection with the terms of that certain Unit Purchase Agreement of even date herewith (as the same may be amended, modified, extended, restated, supplemented and in effect from time to time, the “UPA”) between the Company and the Secured Party; and

WHEREAS, pursuant to the UPA, the Secured Party is being issued a Secured Promissory Note (the “Note”) of even date herewith by the Grantor. The Grantor is entering into this Agreement as a condition of the UPA and the issuance of the Note to the Secured Party, and for the express purpose of securing the obligations of the Grantor under the Note.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.

DEFINITIONS AND INTERPRETATIONS

1.1           Recitals.

The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

1.2           Interpretations.

Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

1.3           Definitions.

(a)           To the extent used in this Agreement and not defined herein, terms defined in the UCC shall have the meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) ascribed to such terms in the UCC, the UPA, or the Note, as applicable. To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

(b)          As used in this Agreement, the following terms shall have the meanings indicated below (such meanings to be equally applicable to both the singular and plural forms of such terms):

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“Collateral” has the meaning set forth in Section 2.1.

“Event of Default” shall mean (i) a Grantor defaulting in any of its obligations under this Agreement; or (ii) the occurrence of a default or Event of Default under the Note, the UPA or any other Transaction Document.

“Transaction Documents” shall have the meaning ascribed to it in the UPA.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Indemnified Person” shall have the meaning given in Section 8.8.

“Intellectual Property” shall mean all present and future trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing. Schedule 4 attached hereto sets forth all Intellectual Property of the Grantor (as such Schedule may be amended, modified or supplemented from time to time).

“Lien” has the meaning set forth in Section 4.2.

“Material Adverse Effect” shall mean any material and adverse effect as determined by the Secured Party in its reasonable discretion upon (a) the Grantor’s assets, business, operations, properties or condition, financial or otherwise; (b) the Grantor’s ability to make payment as and when due of all or any part of the Obligations; or (c) the Collateral.

“Obligations” shall mean and include any and all debts, liabilities, obligations, covenants and duties owing by any Grantor to the Secured Party, now existing or hereafter arising of every nature, type, and description, whether liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, or contingent, and whether or not evidenced by a note, guaranty or other instrument, and any amendments, extensions, renewals or increases thereof, including, without limitation, all those under (i) this Agreement, the Note, the UPA, or any other Transaction Document; (ii) any agreement or document related to the Transaction Documents; or (iii) any other or related documents, and including any interest accruing thereon after insolvency, reorganization or like proceeding relating to the Grantor, whether or not a claim for post-petition interest is allowed in such proceeding, and all costs and expenses of the Secured Party incurred in the enforcement, collection or otherwise in connection with any of the foregoing, including, but not limited to, reasonable attorneys’ fees and expenses and all obligations of the Grantor to the Secured Party to perform acts or refrain from taking any action.

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“Permitted Indebtedness” shall mean: (i) indebtedness evidenced by this Agreement, the Note, the Security Agreement or any other Transaction Document or any other amount owed to the Secured Party; (ii) indebtedness incurred solely for the purpose of financing the acquisition or lease of any equipment by the Grantor, including capital lease obligations with no recourse other than to such equipment; (iii) indebtedness (A) the repayment of which has been subordinated to the payment of the Obligations on terms and conditions acceptable to the Secured Party, including with regard to interest payments and repayment of principal, (B) which does not mature or otherwise require or permit redemption or repayment prior to or on the 91st day after the maturity date of the Note then outstanding; and (C) which is not secured by any assets of the Grantor; (iv) indebtedness solely between the Company which indebtedness is not secured by any assets of the Company, provided that (x) in each case a majority of the equity of any such domestic subsidiary is directly or indirectly owned by a Grantor, such domestic subsidiary is controlled by a Grantor and such domestic subsidiary has joined this Agreement as a Grantor hereunder, and (y) any such loan shall be evidenced by an intercompany note that is pledged by such Grantor or its subsidiary, as applicable, as collateral pursuant to this Agreement; (v) reimbursement obligations in respect of letters of credit issued for the account of a Grantor for the purpose of securing performance obligations of such Grantor incurred in the ordinary course of business so long as the aggregate face amount of all such letters of credit does not exceed $50,000 at any one time; and (vi) renewals, extensions and refinancing of any indebtedness described in clause (i) or (ii) of this subsection.

“Permitted Liens” shall mean (1) the security interest created by this Agreement, (2) any other security interest granted to the Secured Party, (3) existing Liens disclosed by Grantor on Schedule 4.2; (4) inchoate Liens for taxes, assessments or governmental charges or levies not yet due, as to which the grace period, if any, related thereto has not yet expired, or being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (5) Liens of carriers, materialmen, warehousemen, mechanics and landlords and other similar Liens which secure amounts which are not yet overdue by more than 60 days or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (6) non-exclusive licenses, sublicenses, leases or subleases granted to other persons in accordance with the terms of the UPA and which do not materially interfere with the conduct of the business of the Grantor; (7) Liens securing capitalized lease obligations and purchase money indebtedness incurred solely for the purpose of financing an acquisition or lease; (8) easements, rights-of-way, restrictions, encroachments, municipal zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing debt and not materially interfering with the conduct of the business of the Grantor and not materially detracting from the value of the property subject thereto; (9) Liens arising out of the existence of judgments or awards which judgments or awards do not constitute an Event of Default; (10) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance, pension liabilities and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature (other than appeal bonds) incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); (11) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) and contractual set-off rights held by such banking institution and which are within the general parameters customary in the banking industry and only burdening deposit accounts or other funds maintained with a creditor depository institution; (12) usual and customary set-off rights in leases and other contracts; and (13) escrows in connection with acquisitions and dispositions.

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“Real Estate” means all leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Grantor, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9 of the UCC; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

ARTICLE 2.

SECURITY INTEREST

2.1           Grant of Security Interest.

(a)           As security for the payment or performance in full of the Obligations, Grantor hereby pledges to the Secured Party, its successors and assigns, and hereby grants to the Secured Party, its successors and assigns, a security interest in and to all assets and personal property of Grantor, wherever located and whether now or hereinafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including without limitation, all Goods, Inventory, Equipment, Fixtures, Instruments, Documents, Accounts, Contracts and Contract Rights, Chattel Paper, Deposit Accounts, Money, Letters of Credit and Letter-of-Credit Rights, Commercial Tort Claims, Securities and all other Investment Property, General Intangibles, Farm Products, all books and records and information relating to any of the foregoing, all Supporting obligations, and any and all Proceeds and products of any and all of the foregoing, and as more particularly described on Exhibit A attached hereto (collectively, the “Collateral”)

(b)           Simultaneously with the execution and delivery of this Agreement, Grantor shall make, execute, acknowledge, file, record and deliver to the Secured Party such documents, instruments, and agreements, including, without limitation, financing statements, mortgages, certificates, affidavits and forms as may, in the Secured Party’s reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Collateral.

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(c)           In the event that any Grantor obtains title to any Real Estate, such Grantor shall promptly execute and deliver an original mortgage, deed of trust, or other instrument in a form and substance acceptable to the Secured Party in all respects sufficient to provide the Secured party with a perfected first priority lien on such Real Estate.

2.2           No Assumption of Liability.

The security interest in the Collateral is granted as security only and shall not subject the Secured Party to, or in any way alter or modify any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE 3.

ATTORNEY-IN-FACT; PERFORMANCE

3.1           Secured Party Appointed Attorney-In-Fact.

Grantor hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of Grantor or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement or for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest in the Collateral, including, without limitation, to (a) file one or more financing statements, continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) or other documents; (b) receive and collect all instruments made payable to a Grantor representing any payments in respect of the Collateral or any part thereof and to give full discharge for the same; (c) demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as and when the Secured Party may determine, and (d) to execute and complete in the name of one or more Grantor such documents and forms as may be necessary to transfer any domain names and related content to the Secured Party or its designee, including without limitation, completing and submitting online forms in the name of a Grantor and taking all actions necessary in connection therewith. To facilitate collection, the Secured Party may notify account debtors and obligors on any Collateral to make payments directly to the Secured Party. The foregoing power of attorney is a power coupled with an interest and shall be irrevocable until all Obligations are paid and performed in full. The Grantor agrees that the powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.

3.2           Secured Party May Perform.

If a Grantor fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Grantor under Section 8.4.

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ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

4.1           Authorization: Enforceability.

Grantor represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

4.2           Ownership of Collateral; Priority of Security Interest.

Grantor represents and warrants that it is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance (each, a “Lien”) except for the Permitted Liens. Except for the Permitted Liens, (i) the security interest granted to the Secured Party hereunder shall be a first priority security interest subject to no other Liens, and (ii) no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

4.3           Location of Collateral.

The Collateral is or will be kept at the address(es) of Grantor set forth on Schedule 4.3 attached hereto. Unless otherwise provided herein, the Grantor will not remove any Collateral from such locations without the prior written consent of the Secured Party.

4.4           Location, State of Incorporation and Name of Grantor.

Grantor’s principal place of business; state of incorporation, organization or formation; organization id; and exact legal name is set forth on Schedule 4.4 attached hereto.

4.5           Solvency.

Grantor is able to pay its debts as they mature, has capital sufficient to carry on its business, and the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities.

ARTICLE 5.

DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL

5.1           Method of Realizing Upon the Collateral: Other Remedies.

If any Event of Default shall have occurred and be continuing:

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(a)           The Secured Party may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Secured Party’s name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive, for the benefit of the Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require Grantor to assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party that is reasonably convenient to both parties, and the Secured Party may enter into and occupy any premises owned or leased by a Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Secured Party’s rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Secured Party may deem commercially reasonable. Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. Grantor hereby acknowledges that (i) any such sale of the Collateral by the Secured Party may be made without warranty, (ii) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In connection with such exercise of rights, the Secured Party shall have an irrevocable non-exclusive, royalty free license to use the Intellectual Property, which shall include a right for the Secured Party to grant one or more non-exclusive sublicenses to use the Intellectual Property.

(b)           Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may be applied (after payment of any amounts payable to the Secured Party pursuant to Section 8.4 hereof) by the Secured Party against, all or any part of the Obligations in such order as the Secured Party shall elect, consistent with the provisions of the UPA. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

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(c)           In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Grantor shall be liable for the deficiency, together with interest thereon at the rate specified in the Note for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

(d)           Grantor hereby acknowledges that if the Secured Party complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(e)           The Secured Party shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Party’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent permitted by applicable law, Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent permitted by applicable law, Grantor hereby irrevocably waives the benefits of all such laws.

5.2           Duties Regarding Collateral.

The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Collateral actually in the Secured Party’s possession.

ARTICLE 6.

AFFIRMATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing:

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6.1           Existence, Properties, Etc.

Grantor (a) shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain such Grantor’s due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect; and (b) shall not do, or cause to be done, any act impairing the Grantor’s corporate power or authority (i) to carry on such Grantor’s business as now conducted, and (ii) to execute or deliver this Agreement or any other agreement or document delivered in connection herewith, including, without limitation, the other Transaction Documents to which it is or will be a party, or perform any of its obligations hereunder or thereunder.

6.2           Financial Statements and Reports.

Grantor shall furnish to the Secured Party within a reasonable time such financial data as the Secured Party may reasonably request, including without limitation, an updated perfection certificate on the Secured Party’s then standard form to be executed and delivered by the Grantor to the Secured Party on or before the first business day in February of each calendar year.

6.3           Accounts and Reports.

Grantor shall maintain a standard system of accounting in accordance with GAAP and provide, at its sole expense, to the Secured Party the following:

(a)           as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of such Grantor in excess of $50,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of $50,000; and

(b)          within fifteen (15) days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of the Grantor, or submitted to or filed by the Grantor with any governmental authority involving or affecting (i) the Grantor that could reasonably be expected to have a Material Adverse Effect; (ii) the Obligations; (iii) any part of the Collateral; or (iv) any of the transactions contemplated in this Agreement or the other Transaction Documents.

6.4           Maintenance of Books and Records: Inspection.

Grantor shall maintain its books, accounts and records in accordance with GAAP, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any time during normal business hours and upon reasonable notice to visit and inspect any of its properties (including but not limited to the collateral security described in the Transaction Documents), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof (it being agreed that, unless an Event of Default shall have occurred and be continuing, there shall be no more than two (2) such visits and inspections in any fiscal year).

6.5           Maintenance and Insurance.

Grantor shall maintain or cause to be maintained, at its own expense, all of its material assets and properties in good working order and condition, ordinary wear and tear excepted, making all necessary repairs thereto and renewals and replacements thereof.

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6.6           Contracts and Other Collateral.

Grantor shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Collateral to which such Grantor is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement, except to the extent the failure to so perform such obligations would not reasonably be expected to have a Material Adverse Effect.

6.7           Defense of Collateral, Etc.

Grantor shall defend and enforce (a) its right, title and interest in and to any part of the Collateral; and (b) if not included within the Collateral, those assets and properties whose loss would reasonably be expected to have a Material Adverse Effect, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law (other than any such claims and demands by holders of Permitted Liens).

6.8           Taxes and Assessments.

Grantor shall (a) file all material tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency (taking into account any extensions of the original due date), (b) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon a Grantor, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all material taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Grantor in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto if and to the extent required by GAAP.

6.9           Compliance with Law and Other Agreements.

Grantor shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which a Grantor is a party or by which such Grantor or any of its properties is bound, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

6.10         Notice of Default.

The Grantor will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution. The Grantor shall promptly notify the Secured Party of any condition or event which constitutes, or would constitute with the passage of time or giving of notice or both, an Event of Default, and promptly inform the Secured Party of any events or changes in the financial condition of any Grantor occurring since the date of the last financial statement of such Grantor delivered to the Secured Party, which individually or cumulatively when viewed in light of prior financial statements, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Grantor.

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6.11         Notice of Litigation.

Grantor shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $50,000, instituted by any person against a Grantor, or affecting any of the assets of such Grantor, and (b)any dispute, not resolved within fifteen (15) days of the commencement thereof, between a Grantor on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of such Grantor.

6.12         Future Subsidiary.

If any Grantor shall hereafter create or acquire any subsidiary, simultaneously with the creation or acquisition of such subsidiary, such Grantor shall cause such subsidiary to become a party to this Agreement as an additional “Grantor” hereunder, and to duly execute and deliver a guaranty of the Obligations in favor of the Secured Party in form and substance reasonably acceptable to the Secured Party, and to duly execute and/or deliver such other documents, in form and substance reasonably acceptable to the Secured Party, as the Secured Party shall reasonably request with respect thereto, including, without limitation, a mortgage to the extent such subsidiary owns any Real Estate.

6.13         Changes to Identity.

Grantor will (a) give the Secured Party at least 30 days’ prior written notice of any change in such Grantor’s name, identity or organizational structure, (b) maintain its jurisdiction of incorporation, organization or formation as set forth on Schedule 4.4 attached hereto, (c) immediately notify the Secured Party upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number.

6.14         Perfection of Security Interests.

(a)           Financing Statements. The Grantor hereby irrevocably authorize the Secured Party, at the sole cost and expense of the Grantor, at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. The Grantor agrees to furnish any such information to the Secured Party promptly upon request. The Grantor also ratifies its authorization for the Secured Party to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. The Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Secured Party and agree that they will not do so without the prior written consent of the Secured Party. The Grantor acknowledges and agrees that this Agreement constitutes an authenticated record.

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(b)          Possession. The Grantor (i) shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where the Secured Party chooses to perfect its security interest by possession in addition to the filing of a financing statement; and (ii) will, where the Collateral is in the possession of a third party, join with the Secured Party in notifying the third party of the Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of the Secured Party.

(c)           Control. The Grantor will cooperate with the Secured Party in obtaining control with respect to the Collateral consisting of (i) Investment Property, (ii) Letters of Credit and Letter-of-Credit Rights and (iii) electronic Chattel Paper.

(d)           Marking of Chattel Paper. The Grantor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to the Secured Party indicating that the Secured Party has a security interest in the Chattel Paper.

6.15         Notice of Commercial Tort Claims. Attached as Schedule 6.15 is a list of all Commercial Tort Claims of the Grantor (as such Schedule may be amended, modified or supplemented from time to time). If any Grantor shall at any time acquire a Commercial Tort Claim, such Grantor shall immediately notify the Secured Party in a writing signed by such Grantor which shall (a) provide brief details of said claim and (b) grant to the Secured Party a security interest in said claim and in the proceeds thereof, all upon the terms of this Agreement, in such form and substance satisfactory to the Secured Party.

6.16         Licenses.

(a)           Grantor shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that Grantor may cancel, surrender or release any material License Agreement in the ordinary course of the respective businesses of Grantor; provided, that, Grantor shall give Secured Party not less than thirty (30) days prior written notice of their intention to so cancel, surrender and release any such material License Agreement, (iv) give Secured Party prompt written notice of any material License Agreement entered into by any Grantor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Secured Party may request, (v) give Secured Party prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Secured Party (promptly upon the receipt thereof by any Grantor in the case of a notice to a Grantor, and concurrently with the sending thereof in the case of a notice from a Grantor) a copy of each notice of default and every other notice and other communication received or delivered by a Grantor in connection with any material License Agreement which relates to the right of any Grantor to continue to use the property subject to such License Agreement, and (vi) furnish to Secured Party, promptly upon the request of Secured Party, such information and evidence as Secured Party may require from time to time concerning the observance, performance and compliance by Grantor or the other party or parties thereto with the terms, covenants or provisions of any material License Agreement.

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(b)          Grantor will either exercise any option to renew or extend the term of each material License Agreement in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Secured Party or give Secured Party prior written notice that a Grantor does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. In the event of the failure of any Grantor to extend or renew any material License Agreement, Secured Party shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Secured Party or in the name and behalf of Grantor, as Secured Party shall determine at any time that an Event of Default shall exist or have occurred and be continuing. Secured Party may, but shall not be required to, perform any or all of such obligations of any Grantor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from any Grantor thereunder. Any sums so paid by Secured Party shall constitute part of the Obligations.

ARTICLE 7.

NEGATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing, Grantor covenants and agrees that it shall not:

7.1          Transfers; Liens and Encumbrances.

(a)           Sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral, except the Grantor may (i) sell or dispose of Inventory in the ordinary course of business, and (ii) sell or dispose of assets the Grantor has determined, in good faith, not to be useful in the conduct of its business, and (iii) sell or dispose of accounts in the course of collection in the ordinary course of business consistent with past practice.

(b)           Directly or indirectly make, create, incur, assume or permit to exist any Lien in, to or against any part of the Collateral other than Permitted Liens.

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(c)           The Grantor covenants and agrees that it will not, without the express written consent of the Secured Party, grant any license (whether exclusive or non-exclusive) to use the Intellectual Property to any party other than the Grantor, except that prior to the occurrence of an Event of Default, the Grantor may, in the ordinary course of business, grant non-exclusive licenses to use the Intellectual Property to unrelated third parties which are customers of a Grantor in connection with arms-length transactions, provided that such non-exclusive licenses do not impair the value of the Intellectual Property. To the extent that the Grantor wishes to seek the Secured Party’s consent to the granting of a license to use Intellectual Property other than as expressly permitted above, then the Grantor shall provide the Secured Party with a written request for such consent, which request shall be accompanied by a copy of the proposed license and any documents, instruments, and agreements related thereto or to be entered into in connection with such license, and such other information regarding the proposed license as the Secured Party may require. The Secured Party shall endeavor to respond to such request within ten (10) days of its receipt of such request, provided, however, that if the Secured Party does not reply within such ten (10) day period, then such request shall be deemed to have been denied by the Secured Party. Further, the Secured Party shall not have been deemed to have consented to any proposed license unless the Secured Party has provided such consent in a writing executed by a duly authorized representative of the Secured Party and delivered to the Grantor. The decision by the Secured Party on whether to grant or withhold its consent to a proposed license shall be made by the Secured Party in its sole and exclusive discretion, and the Secured Party shall have no obligation whatsoever to consent to any proposed license.

7.2           Restriction on Redemption and Cash Dividends

Directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Secured Party.

7.3           Incurrence of Indebtedness.

Directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness, other than the indebtedness evidenced by the Note and other Permitted Indebtedness.

7.4           Places of Business.

Change its state of organization without the written consent of the Secured Party, which consent shall not be unreasonably withheld so long as such change will not result in the loss of the Secured Party’s security interest granted hereby or the perfection and priority of the security interest so granted.

ARTICLE 8.

MISCELLANEOUS

8.1           Notices.

Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that the electronic mail transmission is not returned in error or the sender is not otherwise notified of any error in transmission); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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If to the Company, to:	Medivie USA Inc.
11319 Maple Street
Los Alamitos, California 90720
Attn: Joshua Rurka, President
Telephone: (919) 405-1539
E-Mail: josh@medivie.com

With a copy to:	JSBarkats, PLLC
18 East 41st Street, 14th Floor
New York, New York 10017
Attention: Sunny J. Barkats
Telephone: (646) 502-7001
E-Mail: info@jsbarkats.com

If to the Holder, to:	Thunder Crowd Capital, LLC
411 Hackensack Ave.
Hackensack, New Jersey 07601
Attention: James Sonageri, Esquire
Telephone: (201) 646-1000
E-Mail: jls@sonageri-fallon.com

With a copy to:	Troy J. Rillo
19183 SE Jupiter River Drive
Jupiter, Florida 33458
Telephone: (908) 906-5127
Email: t.rillo@me.com

or at such other address and/or electronic mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, or (ii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, or receipt from a nationally recognized overnight delivery service in accordance with clause (i), or (iii) above, respectively.

8.2            Security Interest Absolute. All rights of the Secured Party hereunder, the security interest in the Collateral and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any of the Transaction Documents, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, (d) the existence of any claim, set-off or other right which any Grantor may have at any time against any other Grantor or the Secured Party, whether in connection herewith or any unrelated transaction.

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8.3          Severability.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

8.4          Expenses.

Upon any default by the Company under this Agreement, the Note or any other Transaction Documents, then the Company shall reimburse the Secured Party promptly for all out-of-pocket fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Secured Party in any action in connection herewith or therewith, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Secured Party’s rights, remedies and obligations, (ii) collecting any sums which become due to the Secured Party in accordance with the terms of this Note, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Secured Party.

8.5          Waivers, Amendments, Etc.

The Secured Party’s delay or failure at any time or times hereafter to require strict performance by a Grantor of any undertakings, agreements or covenants shall not waive, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith. Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of a Grantor contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party in the case of any such waiver, and signed by the Secured Party and the Grantor in the case of any such amendment, change or modification.

8.6          Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall: (i) remain in full force and effect so long as any of the Obligations shall remain outstanding; (ii) be binding upon Grantor and its successors and assigns; and (iii) inure to the benefit of the Secured Party and its successors and assigns. Upon the payment or satisfaction in full of the Obligations, this Agreement and the security interest created hereby shall terminate, and, in connection therewith, Grantor shall be entitled to the return, at its expense, of such of the Collateral as shall not have been sold in accordance with this Agreement or otherwise applied pursuant to the terms hereof and the Secured Party shall deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

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8.7            Independent Representation.

Grantor acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

8.8            Indemnification.

In addition to the indemnification provisions under the other Transaction Documents, Grantor hereby covenants and agrees to indemnify, defend and hold harmless the Secured Party and and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls the Lender, and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each an “Indemnified Person”) of, to, and from any loss, judgment, liability, claim, cause of action, or demand, and all costs and expenses (including reasonable attorneys’ fees) which may be incurred, suffered, made, brought, threatened, or instituted by or against any person indemnified hereby for any reason whatsoever on account of, arising out of, or in any way relating to the actions or inactions of one or more of the Grantor, including without limitation (i) any matter, fact, event, or act or omission relating to the Collateral, and/or the Grantor’s maintenance and management of the Collateral, including any damage to the Collateral or claims threatened or brought against the Secured Party with respect to the Collateral and/or any of the Grantor’s acts and/or omissions in connection with the same, (ii) claims threatened or brought by one or more third parties against the Grantor, or any of its affiliates, (iii) claims threatened or brought by any party against the Secured Party, or any of its affiliates concerning or arising from the actions or inactions of any of the Grantor, the Collateral, and the Transaction Documents, this Agreement, or otherwise; and/or (iv) this Agreement. The Secured Party may defend any such claim, cause of action, or demand at the sole cost and expense of the Grantor, with counsel designated by the Secured Party and to the exclusion of the Grantor, or the Secured Party may call upon the Grantor to defend such action at the Grantor’s sole cost and expense. The Secured Party may, in the Secured Party’s sole and exclusive discretion, adjust, settle, or compromise any such claim, cause of action, or demand made upon the Secured Party, and the Grantor shall indemnify the Secured Party for any such amount so adjusted, settled, or compromised, as well as all costs and expenses (including attorneys’ fees) incurred in connection therewith.

8.9           Applicable Law: Jurisdiction.

All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the State of New York and are intended to take effect as sealed instruments. The Company hereby irrevocably submits to the exclusive jurisdiction of any federal or state court located within the State of New York., provided, however, that nothing herein shall prevent the Secured Party from enforcing its rights and remedies (including, without limitation, by filing a civil action) with respect to the Collateral and/or the Grantor in any other jurisdiction in which the Collateral and/or the Grantor may be located.

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8.10         Non-Interference.

From and after the occurrence of an Event of Default, the Grantor agrees:

(a)          Not to interfere with the exercise by the Secured Party of any of its rights and remedies under this Agreement, the other Transaction Documents, and/or applicable law;

(b)          They shall not seek to distrain or otherwise hinder, delay, or impair the Secured Party’s efforts to realize upon any Collateral or otherwise to enforce its rights and remedies pursuant to this Agreement, the Transaction Documents, and/or applicable law, and shall at all times cooperate with the Secured Party’s exercise of its rights and remedies under this Agreement, the Transaction Documents, and/or applicable law; and

(c)          The provisions of this Section shall be specifically enforceable by the Secured Party.

8.11        Automatic Stay.

The Grantor agrees that upon the filing of any Petition for Relief by or against any of the Grantor under the United States Bankruptcy Code, the Secured Party shall be entitled to immediate and complete relief from the automatic stay with respect to such Grantor, and Secured Party shall be permitted to proceed to protect and enforce its rights and remedies under applicable law. The Grantor hereby expressly assents to, and covenants and agrees not to oppose, any motion filed by the Secured Party seeking relief from the automatic stay. The Grantor further hereby expressly WAIVES the protections afforded under Section 362 of the United States Bankruptcy Code with respect to the Secured Party.

8.12         Credit Bidding.

The Grantor hereby expressly acknowledges and agrees, in further consideration for the Secured Party entering into this Agreement, that the Secured Party shall be permitted to credit bid the Obligations at any auction and/or sale, including without limitation, at any auction and/or other sale conducted under or in connection with any of the sections or chapters of the United States Bankruptcy Code. The Grantor hereby further acknowledges and agrees that this provision is a material inducement to the Secured Party entering into this Agreement, and the Grantor has been represented by experienced counsel in connection with entering into this Agreement. The Secured Party, in turn, acknowledges that this paragraph shall not be construed as a restriction or prohibition on Grantor’s respective rights to file any voluntary petition or make application for or seek relief or protection under the United States Bankruptcy Code.

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8.13         Waiver of Jury Trial.

As a further inducement for the secured party to make financial accommodations to the companies or any grantor, grantor hereby waives, to the fullest permitted by applicable law, any right it may have to trial by jury in any legal proceeding related in any way to this agreement and/or any and all other documents related to this transaction.

8.14         Right of Set Off.

The Grantor hereby grants to the Secured Party, a lien, security interest and right of setoff as security for all liabilities and obligations to the Secured Party, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Secured Party or any of its affiliates, or any entity under the control of the Secured Party, or in transit to any of them. At any time, without demand or notice, the Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of the Grantor even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. Any and all rights to require the secured party to exercise its rights or remedies with respect to any other collateral which secures the obligations, prior to exercising its right of setoff with respect to such deposits, credits or other property of the grantor, is hereby knowingly, voluntarily and irrevocably waived.

8.15         Liability of Grantor.

Notwithstanding any provision herein or in any other Transaction Document, the Grantor, , is and shall be liable for any and all Obligations (whether any such Obligation is specified as an obligation of the Grantor or of any of them).

8.16         Counterparts; Facsimile Signatures.

This Agreement may be executed and delivered by exchange of facsimile signatures of the Secured Party and the Grantor, and those signatures need not be affixed to the same copy. This Agreement may be executed in any number of counterparts.

8.17         Entire Agreement.

This Agreement and the other documents or agreements delivered in connection herewith contain the entire understanding among the parties and supersede any prior agreement or understanding among them with respect to the subject matter hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Global Security Agreement as of the date first above written.

MEDIVIE USA INC.

By:
Name:
Title:

SECURED PARTY:

THUNDER CROWD CAPITAL, LLC

By:
Name:
Title:

exhibit A

(Definition of Collateral)

For the purpose of securing prompt and complete payment and performance by the Grantor of all of the Obligations, Grantor unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following “Collateral” of the Grantor (all capitalized terms used herein and not defined in the Agreement shall have the respective meanings ascribed thereto in the UCC):

All personal property of Grantor, wherever located and whether now or hereinafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including without limitation, all:

1.         Goods;

2.         Inventory, including, without limitation, all goods, merchandise and other personal property which are held for sale or lease, or are furnished or to be furnished under any contract of service or are raw materials, work-in-process, supplies or materials used or consumed in the Grantor’s business, and all products thereof, and all substitutions, replacements, additions or accessions therefor and thereto; and any cash or non-cash Proceeds of all of the foregoing;

3.         Equipment, including, without limitation, all machinery, equipment, furniture, parts, tools and dies, of every kind and description, of the Grantor (including automotive equipment and motor vehicles), now owned or hereafter acquired by the Grantor, and used or acquired for use in the business of the Grantor, together with all accessions thereto and all substitutions and replacements thereof and parts therefor and all cash or non-cash Proceeds of the foregoing;

4.         Fixtures, including, without limitation, all goods which are so related to particular real estate that an interest in them arises under real estate law and all accessions thereto, replacements thereof and substitutions therefor, including, but not limited to, plumbing, heating and lighting apparatus, mantels, floor coverings, furniture, furnishings, draperies, screens, storm windows and doors, awnings, shrubbery, plants, boilers, tanks, machinery, stoves, gas and electric ranges, wall cabinets, appliances, furnaces, dynamos, motors, elevators and elevator machinery, radiators, blinds and all laundry, refrigerating, gas, electric, ventilating, air-refrigerating, air-conditioning, incinerating and sprinkling and other fire prevention or extinguishing equipment of whatsoever kind and nature and any replacements, accessions and additions thereto, Proceeds thereof and substitutions therefor;

5.         Instruments (including promissory notes);

6.         Documents;

7.         Accounts, including, without limitation, all Contract Rights and accounts receivable, health-care-insurance receivables, and license fees; any other obligations or indebtedness owed to the Grantor from whatever source arising; all rights of Grantor to receive any payments in money or kind; all guarantees of Accounts and security therefor; all cash or non-cash Proceeds of all of the foregoing; all of the right, title and interest of Grantor in and with respect to the goods, services or other property which gave rise to or which secure any of the accounts and insurance policies and proceeds relating thereto, and all of the rights of the Grantor as an unpaid seller of goods or services, including, without limitation the rights of stoppage in transit, replevin, reclamation and resale and all of the foregoing, whether now existing or hereafter created or acquired;

8.         Contracts and Contract Rights (including, without limitation, the licensing agreement with Medivie UK Limited and the agreement with Toys R US), including, to the extent not included in the definition of Accounts, all rights to payment or performance under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper;

9.         Chattel Paper (whether tangible or electronic);

10.        Deposit Accounts (and in and to any deposits or other sums at any time credited to each such Deposit Account);

11.        Money, cash and cash equivalents;

12.        Letters of Credit and Letter-of-Credit Rights (whether or not the Letter of Credit is evidenced by a writing);

13.        Commercial Tort Claims;

14.        Securities Accounts, Security Entitlements, Securities, Financial Assets and all other Investment Property, including, without limitation, all ownership or membership interests in any subsidiary or affiliates (whether or not controlled by the Grantor);

15.        General Intangibles, including, without limitation, all Payment Intangibles and Intellectual Property, tax refunds and other claims of the Grantor against any governmental authority, and all choses in action, insurance proceeds, goodwill customer lists, formulae, permits, research and literary rights, and franchises.

16.        Farm Products;

17.        All books and records and information (including all ledger sheets, files, computer programs, tapes and related data processing software) evidencing an interest in or relating to any of the foregoing and/or to the operation of the Grantor’s business, and all rights of access to such books and records, and information, and all property in which such books and records, and information are stored, recorded and maintained.

18.        To the extent not already included above, all Supporting Obligations, and any and all cash and non-cash Proceeds, products, accessions, and/or replacements of any of the foregoing, including proceeds of insurance covering any or all of the foregoing.

SCHEDULE 1

(Subsidiary and Affiliates)

None

SCHEDULE 4.3

(Addresses)

11319 Maple Street
Los Alamitos, California 90720

SCHEDULE 4.4

(Location, State of Incorporation, Name)

[to attach]

DISTRIBUTION AGENT AGREEMENT

This DISTRIBUTION AGENT AGREEMENT, dated as of November 20, 2016 (the “Effective Date”), by and among MEDIVIE USA INC. (“Medivie”), THUNDER CROWD CAPITAL, LLC (“TCC”) and SONAGERI & FALLON, L.L.C. (the “Distribution Agent”).

WITNESSETH:

WHEREAS, concurrently herewith, Medivie and TCC are entering into a Unit Purchase Agreement (the “UPA”) and other Transaction Documents pursuant to which TCC is purchasing a Unit from Medivie for a purchase price of U.S. $250,000; and

WHEREAS, this Agreement is a condition to the UPA Agreement. Medivie and TCC desire to appoint Distribution Agent as agent for the purpose of holding and disbursing a total of U.S. $200,000 of the purchase price on the terms set forth herewith.

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Medivie and TCC hereby agree as follows:

1.          Medivie and TCC hereby appoint and designate Sonageri & Fallon, L.L.C. as the Distribution Agent, and the Distribution Agent accepts such appointment and designation, upon the terms and conditions and for the purposes set forth in this Agreement. This Agreement sets forth exclusively the duties of the Distribution Agent with respect to all matters and no implied duties or obligations shall be read into this Agreement against the Distribution Agent.

2.          TCC will pay U.S. $200,000.00 to the Distribution Agent. The Distribution Agent shall hold such funds in a non-interest bearing attorney trust account.

3.          (a)         Each of Medivie and TCC hereby authorizes the Distribution Agent to disburse funds from its attorney trust account in compliance with Exhibit “A” hereto.

1

(b)       If a written objection is delivered to the Distribution Agent, Medivie and TCC hereby expressly agree and consent that the Distribution Agent has the right to deposit the money at issue with the New Jersey Superior Court, Chancery Division, Bergen County. Medivie and TCC acknowledge and agree that the Distribution Agent’s acting as Distribution Agent hereunder, and/or the institution of any action regarding the escrow money, shall not be deemed to create a conflict situation and that the Distribution Agent may represent TCC in any future dispute or matter including any dispute arising out of this Agreement.

4.          The Distribution Agent shall act as a depository only, for the convenience of and at the request of Medivie and TCC, and is not a party to or bound by any other agreement, document or understanding to which Medivie and TCC are parties, and is not responsible or liable in any manner in its capacity as Distribution Agent for the sufficiency, correctness, genuineness or validity of any of the agreements or documents existing between Medivie and TCC. The Distribution Agent undertakes no responsibility or liability for the form and execution of such agreements and documents or the identity, authority, title or rights of any person executing any of such agreements and documents.

5.          The Distribution Agent shall not be liable for any error in judgment or action which it may in good faith take or refrain from taking in connection herewith, believed by it to be authorized or within the rights and powers conferred upon it by this Agreement, except for its gross negligence or willful misconduct. The Distribution Agent may consult with counsel of its choice (including, without limitation, attorneys employed by it), and shall have full and complete authorization and protection for any action taken by it hereunder in accordance with the opinion of such counsel.

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6.          (a)         The Distribution Agent shall be paid a one-time fee of $2,000 for its services hereunder, which amount shall be deducted by the Distribution Agent from the escrowed funds. In addition, the Distribution Agent shall be entitled to recover all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Distribution Agent in performance of its duties (collectively, “Expenses”); provided, however, that such reimbursement shall be only such Expenses incurred in the Distribution Agent’s capacity as Distribution Agent and not as counsel to TCC and the Distribution Agent shall obtain the prior written consent (email included) of Medivie prior to incurring any Expenses in the aggregate of $500. Subject to the foregoing, Medivie and TCC shall be equally, jointly and severally responsible for payment of all Expenses.

(b)      Medivie and TCC agree, jointly and severally, to hold the Distribution Agent harmless from and against all expenses (including, without limitation, reasonable attorneys’ fees and expenses), losses, claims, damages or liabilities to which the Distribution Agent may become subject as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any act taken or not taken by the Distribution Agent pursuant to this Agreement, except if such expenses, losses, claims, damages or liabilities result from gross negligence or willful misconduct by the Distribution Agent.

7.           The Distribution Agent shall have the right to resign at any time upon five (5) days written notice to Medivie and TCC, and shall deliver the remaining money to such new escrow agent as shall be named by Medivie and TCC, or in the absence of the naming of a new escrow agent by Medivie and TCC, to the Court referred to in Section 3(b) hereof. Upon such delivery, the Distribution Agent shall be fully released and discharged from all obligations imposed on it under this Agreement, and Medivie and TCC shall remain fully liable to the Distribution Agent in accordance with the terms hereof.

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8.           (a)         Notice to the Distribution Agent as required or provided for shall be made in writing and delivered as follows: (i) to the Distribution Agent at 411 Hackensack Avenue, Hackensack, New Jersey 07601, Attention: James L. Sonageri, Esq.; and (ii) to Medivie at 11319 Maple Street, Los Alamitos, California 90720, Attention: Joshua Rurka, President; and (iii) to TCC at 19183 SE Jupiter River Drive, Jupiter, Florida 33458, Attention: Troy J. Rillo, Esq.

(b)       Notices shall be sent by personal delivery, in which case delivery shall be deemed to have been made on the date thereof; facsimile or overnight express courier, in each case with confirmed receipt, in which case delivery shall be deemed to have been made one day after the date thereof; or certified mail, return receipt requested, in which case delivery shall be deemed to have been made three days after the date thereof.

9.            Medivie and TCC shall deliver copies of all notices given to the Distribution Agent simultaneously upon delivery to the other, and the Distribution Agent may presume that the requirements of this provision have been complied with upon the Distribution Agent’s receipt of any notice.

10.          The Distribution Agent is authorized to act and rely upon any document, instrument, request or notice which it believes in good faith to be genuine and signed or presented by the proper party or parties, and shall be held harmless in so acting.

11.          This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of New Jersey. The exclusive venue for any action arising out of or relating to this Agreement shall be the Superior Court of New Jersey, Bergen County.

12.          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly signed by an authorized representative, effective as of the date and year first above written.

MEDIVIE USA INC.

By:
Name:
Title:

THUNDER CROWD CAPITAL, LLC

By:
Name:
Title:

SONAGERI & FALLON, L.L.C.

By:
Name:	James L. Sonageri
Title:	Member

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Exhibit “A”

The following expenses have been approved in advance by each of Medivie and TCC, and the Disbursement Agent is authorized to disburse funds upon receipt of invoices from Medivie with a copy of such invoices provided to TCC, in accordance with the following:

Expenses which are U.S. $2,500 or less

Expenses payable to each of the following vendors (it being understood and agreed that all proceeds are to be used for marketing related to the Regulation A+ offering, marketing services may be performed by one or more marketing firms mutually acceptable to Medivie and TCC; provided that the marketing firm named Crowdfundx shall be deemed an approved firm for which no further approval shall be necessary):

Movie Producer
Mark Corrao
Jenelle Evans
Accounting/Auditing
Authorities
Crowdfundx or another such other firm mutually acceptable to Medivie and TCC
Flights & Accommodation
Breakfast (Investor meetings)

Medivie and TCC may amend this Exhibit “A” by mutual consent, which consent shall be in writing signed by both Medivie and TCC.

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ESCROW DIRECTION INSTRUCTIONS

MEDIVIE USA INC.

Date: January 20, 2017

VSTOCK TRANSFER, LLC

18 Lafayette Place

Woodmere, New York 11598

Ladies and Gentlemen:

Reference is made to that certain Escrow Agreement (the “Escrow Agreement”) dated as of January 20, 2017 by and between MEDIVIE USA INC. (the “Company”), and VStock Transfer, LLC (the “Escrow Agent”). The Company has established an escrow account (the “Escrow Account”) for receipt of the proceeds related to the sale of shares of the Company’s common stock under an ongoing Regulation A+ offering (the “Offering”). The Escrow Account is maintained by the Escrow Agent at Citibank, N.A.

The Company is providing this letter to you, the Escrow Agent, in connection with a financing transaction between the Company and Thunder Crowd Capital, LLC (“TCC”). This letter is being delivered to you as a condition of such financing transaction, and is irrevocable.

You are hereby irrevocably authorized, directed and instructed to disburse to TCC all funds received in the Escrow Account (net of any fees and costs you are entitled to deduct under the terms of the Escrow Agreement) promptly after such time or times that the Escrow Account has a balance of $100,000 or more, or at such other time as TCC may request, until TCC has received disbursements totaling $250,000 and thereafter one-third of all funds received in the Escrow Account (the balance may be disbursed at the Company’s direction) until TCC is in receipt of an additional $125,000 (for an aggregate of $375,000). Such disbursements shall be made to TCC by wire transfer in accordance with the wire instructions set forth as Exhibit “A” hereto. In addition, you are hereby authorized, directed and instructed to provide information and updates on the Escrow Account (including, without limitation, deposits and disbursements) as reasonably requested by TCC.

TCC’s ability to receive disbursements from the Escrow Account in a timely manner is a material obligation of the Company. Your firm is hereby irrevocably authorized, directed and instructed to disburse all funds received in the Escrow Account in accordance with this letter without any further action or confirmation by the Company or anyone else. You hereby agree to the forgoing, and agree to comply with such authorization, direction and instruction without any further action or confirmation by the Company.

Each of the Company and TCC understands that the Escrow Agent shall not be required to disburse any funds from the Escrow Account if such disbursement would be prohibited or stopped pursuant to a court order.

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The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

TCC is intended to be and is a third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of TCC.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,

MEDIVIE USA INC.

By:

Name: Benjamin Rael-Brook

Title: CEO

ACKNOWLEDGED AND AGREED:

VStock Transfer, LLC

By:

Name:

Title:

2

Exhibit “A”

Wire Instructions of Thunder Crowd Capital, LLC

3

November 18, 2016

RE:	Closing Statement in connection with the Unit Purchase Agreement (the “UPA”) between Medivie USA Inc. (the “Company”) and Thunder Crowd Capital, LLC (“TCC”).

This letter shall constitute the Closing Statement agreed upon between the Company and TCC regarding the payment of the Purchase Price (as defined in the UPA) by TCC for the benefit of the Company.

The parties hereby agree that TCC shall make the payments and transfers set forth below in accordance with the wire instructions to the trust account of Sonageri & Fallon, LLC (the “Disbursement Agent”) in accordance with the wire instructions attached hereto on Schedule “A” (or otherwise provided to the Investor). Such Disbursement Agent shall disburse the proceeds exclusively as follows: $50,000 shall be disbursed to Medivie Therapeutic Ltd. as reimbursement for actual third party expenses incurred by the Company in connection with its Regulation A+ offering and $200,000 shall be disbursed to third party vendors engaged in connection with the Regulation A+ offering. The Company hereby acknowledges and agrees that the payment by TCC of the Purchase Price in accordance with this Closing Statement shall fully satisfy TCC’s obligation to pay the Purchase Price under the UPA:

Gross and Net Proceeds	$250,000

[Signature page to follow]

MEDIVIE USA INC.

By:
Name:
Title:

THUNDER CROWD CAPITAL, LLC

By:
Name:
Title:

SCHEDULE “A”

WIRE INSTRUCTIONS

RESOLUTIONS

OF THE DIRECTORS

OF

MEDIVIE USA INC.

Dated as of November 18, 2016

Pursuant to Ch. 78 of Nevada Revised Statutes, the undersigned, being all of the members of the Board of Directors (the “Board”) of Medivie USA Inc., a Nevada corporation (the “Company”), by this resolution hereby adopt the following resolutions:

WHEREAS, the Company’s Board has evaluated various funding opportunities and has, after careful consideration, decided to proceed with a transaction with Thunder Crowd Capital, LLC (“TCC”). After consideration of legal, tax and other factors, the proposed funding is to be structured as a sale by the Company to TCC of a Unit (the “Unit”) consisting of: (a) a Secured Promissory Note (the “Note”) with a face value of $375,000 and (b) 80,000 shares (the “Shares”) of the Company’s common stock. This Board held a properly called board meeting, with proper notice or having waived notice, for the purpose authorizing the proposed sale of the Unit from the Company to TCC, as we as all related transactions.

RESOLVED: the Company’s Board has reviewed and does hereby authorize and approve in all each of the Unit Purchase Agreement (the “UPA”), the Secured Promissory Note, the Global Security Agreement, the Escrow Direction Letter, and any other Transaction Document (as defined in the UPA) , and each officer of this Company is authorized and directed to enter into each such instrument, agreement, item and all other agreements, instruments and other items as may be necessary or desirable in such officer’s opinion to fulfill and carry out the transactions contemplated thereby, the approval of which by any such officer shall be conclusive evidence that the Company has authorized and approved such agreements, instruments and other items.

RESOLVED, that the Company is authorized and directed to issue to TCC (in exchange for the Purchase Price (as defined in the UPA) an aggregate of 80,000 shares (the “Shares”) of the Company’s common stock, and to deliver to TCC one or more stock certificates evidencing TCC’s ownership of the Shares, which such Shares when issued shall be validly issued, fully paid and non-assessable.

RESOLVED, that each officer is authorized and directed for and on behalf of the Company to take or cause to be taken any and all actions, to execute and deliver any and all certificates, securities, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability; and be it further

RESOLVED, that, any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby, that are within the authority conferred thereby, are hereby ratified, confirmed and approved as the acts and deeds of the Company.

[Remainder of page intentionally left blank]

IN WITNESS HEREOF, the undersigned has executed these resolutions of the Board of Directors as of the date first above written.